UNITED STATES
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SMITHFIELD FOODS, INC.
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Shuanghui International and Smithfield Foods Receive CFIUS Clearance
Smithfield Shareholder Vote Scheduled for September 24, 2013
HONG KONG and SMITHFIELD, Va., September 6, 2013 - Shuanghui International Holdings Limited ("Shuanghui International") and Smithfield Foods, Inc. ("Smithfield") (NYSE: SFD) announced today that the companies have received clearance on their proposed transaction from the Committee on Foreign Investment in the United States (CFIUS). Smithfield and Shuanghui International also announced that the parties have received governmental merger clearance in Ukraine.
The transaction remains subject to Smithfield shareholder approval and other customary closing conditions. Smithfield's shareholders are scheduled to vote on the transaction at a special shareholders meeting on Tuesday, September 24, 2013. Shuanghui International and Smithfield expect the transaction to close shortly thereafter.
"This transaction will create a leading global animal protein enterprise," said Zhijun Yang, Chief Executive Officer of Shuanghui International. "Shuanghui International and Smithfield have a long and consistent track record of providing customers around the world with high-quality food, and we look forward to moving ahead together as one company."
Smithfield Chief Executive Officer and President C. Larry Pope added, "We are pleased that this transaction has been cleared by CFIUS, and we thank the Committee for its careful attention to this review."
As previously announced on May 29, 2013, Shuanghui International and Smithfield have entered into a definitive merger agreement. Under the terms of the agreement, Smithfield shareholders will receive $34.00 per share in cash for each share of Smithfield common stock that they own. Upon consummation of the transaction, Smithfield will continue to operate under its existing brand names as a wholly owned subsidiary of Shuanghui International.
About Shuanghui International Holdings Limited
Shuanghui International Holdings Limited is a Hong Kong-based privately held company that owns a variety of businesses that include food and logistics enterprises. Shuanghui International and its subsidiaries are the majority shareholders of China's largest meat processor, Henan Shuanghui Investment & Development Co. Ltd. which is publicly listed on the Shenzhen Stock Exchange under the ticker symbol 000895. More information about Shuanghui International is available at www.shuanghui-international.com.
About Smithfield Foods
Smithfield Foods is a $13 billion global food company and the world's largest pork processor and hog producer. In the United States, the company is also the leader in numerous packaged meats categories with popular brands including Smithfield®, Eckrich®, Farmland®, Armour®, Cook's®, Gwaltney®, John Morrell®, Kretschmar®, Curly's®, Carando®, Margherita®, and Healthy Ones®. Smithfield Foods is committed to providing good food in a responsible way and maintains robust animal care, community involvement, employee safety, environmental, and food safety and quality programs. For more information, visit www.smithfieldfoods.com and www.smithfieldcommitments.com.

CONTACTS:
FOR SHUANGHUI INTERNATIONAL:
Investors
Amy Feng
Abernathy MacGregor
(213) 630-6550
U.S. Media
Chuck Dohrenwend / Pat Tucker
Abernathy MacGregor
(212) 371-5999
Chinese-language Media
Johnson Duan / Shufen Tan
SPRG (China)
(86) 186-2169-0099 / (86) 138-0177-3775
FOR SMITHFIELD FOODS:
Investors
Keira Lombardo
Smithfield Foods, Inc.
(757) 365-3050
Media
Matthew Sherman / Andrew Siegel / Erin Kurtz
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Please consider the following regarding the above press release:
Forward-Looking Statements
This press release contains "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. Our forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include, but are not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, approval of the merger proposal by the Company's shareholders or the approval of government or regulatory agencies with regard to the merger; the failure of one or more conditions to the closing of the merger agreement to be satisfied; the failure of Shuanghui International Holdings Limited to obtain the necessary financing in connection with the merger agreement; the amount of the costs, fees, expenses and charges related to the merger agreement or merger; risks arising from the merger's diversion of management's attention from the Company's ongoing business operations; risks that our stock price may decline significantly if the merger is not completed; the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the merger; the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies; food safety; livestock disease; live hog production costs; product pricing; the competitive environment and related market conditions; risks associated with the Company's indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook; hedging risk; adverse weather conditions; operating efficiencies; changes in foreign currency exchange rates; access to capital; the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; adverse results from litigation; actions of domestic and foreign governments; labor relations issues; credit exposure to large customers; the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, and other risks and uncertainties described under Part I, Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended April 28, 2013.

Additional Information and Where to Find It
In connection with the proposed merger transaction, the Company filed a definitive proxy statement with the SEC on August 19, 2013. Shareholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain important information about the proposed merger.
Investors may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, investors may obtain a free copy of the definitive proxy statement and the Company's other filings with the SEC from the Company's website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.
The directors, executive officers and certain other members of management and employees of the Company may be deemed "participants" in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger is set forth in the definitive proxy statement filed with the SEC on August 19, 2013. You can also find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended April 28, 2013.